                                                                    EXHIBIT 99.1


Telemonde Inc.                                For Investor Information Contact:
230 Park Avenue, 10th Floor                   --------------------------------
New York, NY 10169                            INVESTOR COMMUNICATIONS CO.
www.telemonde.com                             800 419-5211 and 800 419-5311
                                              http://www.iccinfo.com
                                              or: StockIR at www.stockir.com

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                                 NEWS RELEASE

                                  May 4, 2000

           TELEMONDE TERMINATES "INTENT TO PURCHASE" AGREEMENTS WITH
                    GLOBAL COMMUNICATIONS AND L.T.S. EUROPE

NEW YORK -- Telemonde, Inc. (NQBEQS: TLMD) today announced that plans to acquire Global Communications (Holdings) Limited and ITS Europe have been terminated.

On November 5, 1999, Telemonde and Global Communications signed a letter of intent for the purchase by Telemonde of the entire share capital of Global Communications for $160 million in cash, notes and stock. The letter of intent outlined a number of conditions to be met by both parties before completion of the acquisition could occur. A failure to satisfy all these conditions, and the realization by management that a full-scale integration was not necessary to achieve mutual benefits, has resulted in an agreement by both parties to halt acquisition proceedings.

Global Communications is a UK-based Internet company offering specialist services including secure e-commerce transaction processing; Web site design, development and hosting; a variety of telephony services; and international promotion.

Commenting on the announcement, Telemonde's President, Adam Bishop, said, "We believe that there are continuing operational and business synergies between our two companies and I am pleased to announce that we have entered into a strategic partnership with Global for the supply, by Telemonde, of a series of wholesale telecom services across Western Europe."

Telemonde, Inc., through its subsidiary EquiTel Communications Limited, also entered into an agreement to acquire ITS Europe, a Spanish-registered company selling and distributing telecommunications services, including pre-paid calling cards. The October 22, 1999 agreement was conditional on the market price of the common stock of Telemonde being and remaining above $3 per share. As a result of the recent decline in the Telemonde share price, the sellers of ITS Europe exercised their right not to proceed with the agreement.

"We will continue to build on the strong relationship we have developed over these past months with the management team at ITS," said Adam Bishop.



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                    This is page 1 of a 2 page news release
        Telemonde Inc. Is Quoted On The NQBEQS (Pink Sheets) as "TLMD"

                             FOR IMMEDIATE RELEASE

Telemonde Inc.                                For Investor Information Contact:
230 Park Avenue, 10th Floor                   --------------------------------
New York, NY 10169                            INVESTOR COMMUNICATIONS CO.
www.telemonde.com                             800 419-5211 and 800 419-5311
                                              http://www.iccinfo.com
                                              or: StockIR at www.stockir.com

-----------------------------------------------------------------------------

                                 NEWS RELEASE

                                  May 4, 2000

Telemonde, Inc. is a telecommunications business focused on building a global infrastructure network interconnecting the markets of the developed world with regional hubs in the developing world, enabling the latter's populations to participate fully in the global communications community.

Over this platform the Company offers PTTs and other telecommunications operators managed bandwidth, voice and data services through its network of telehouses and switching infrastructure, as well as broadband and connectivity solutions for next generation Internet and multimedia companies.

Certain statements in this news release may constitute "forward-looking" statements within the meaning of section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ. The Company's Form 10-K for the fiscal year ended December 31, 1999 details many of the risks and uncertainties associated with these forward-looking statements.


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                    This is page 2 of a 2 page news release
         Telemonde Inc. Is Quoted On The NQBEQS (Pink Sheets) as "TLMD"

                             FOR IMMEDIATE RELEASE